                                                                     EXHIBIT 4.6

               TERMINATION AGREEMENT AND ACTION BY WRITTEN CONSENT
                  OF THE SHAREHOLDERS OF SAFE AUTO GROUP, INC.

                  This Termination Agreement and Action by Written Consent of the Shareholders of Safe Auto Group, Inc. (the "Agreement") is made as of the 5th day of November, 2004, by and among Safe Auto Group, Inc. (the "Company") and Ari Deshe, Ann S. Deshe, Jon P. Diamond, Susan S. Diamond, Jay L. Schottenstein, Jeanie Schottenstein, The Elie Michael Deshe 1983 Subchapter S Trust, The David Scott Deshe 1983 Subchapter S Trust, The Dara Lauren Deshe 1985 Subchapter S Trust, The Daniel Matthew Deshe 1987 Subchapter S Trust, The Jacob Diamond 1998 Irrevocable Trust, The Jillian Diamond 2002 Irrevocable Trust and The Joshua Diamond 2002 Irrevocable Trust (each individually a "Shareholder" and collectively the "Shareholders").

                                   WITNESSETH

                  WHEREAS, the Company and each of the Shareholders are parties to that certain Stock Restriction and Close Corporation Agreement, dated February 9, 1998 (the "Close Corporation Agreement"), which regulates certain aspects of the internal affairs of the Company in accordance with Section 1701.591 of the Ohio Revised Code;

                  WHEREAS, the Company intends to effect an initial public offering of its common shares (the "Initial Public Offering");

                  WHEREAS, in connection with consummating the Initial Public Offering, the Company and the Shareholders have determined that it is advisable and in the best interests of the Company and the Shareholders to (1) terminate the Close Corporation Agreement effective as of the closing of the Initial Public Offering, and (2) waive all of their rights under the Close Corporation Agreement that relate to consummating the Initial Public Offering, including, without limitation, all rights under Sections 5(d), (f), (g) and (l), in each case subject to the terms and conditions of this Agreement; and

                  WHEREAS, the Shareholders desire to adopt certain resolutions relating to the composition of the Company's board of directors.

                  NOW THEREFORE, in consideration of the mutual covenants set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties do hereby agree as follows:

                  1. Effective as of and subject to the closing of the Initial Public Offering, the Close Corporation Agreement shall be terminated and of no further force and effect; provided, however, that, if for any reason the closing of the Initial Public Offering shall not have occurred by May 31, 2005, this Agreement shall be terminated and of no further force and effect and the Close Corporation Agreement shall continue in effect as if this Agreement had not been executed.

                  2. Effective as of the date hereof and until the earlier of the termination of the Close Corporation Agreement or this Agreement, the Shareholders waive all of their rights under the Close Corporation Agreement that relate to consummating the Initial Public Offering, including, without limitation, all rights under Sections 5(d), (f), (g) and (l); provided, however, that, in the event this Agreement is terminated in accordance with Section 1. hereof and the Close Corporation Agreement continues in effect, the Shareholders agree to use their reasonable best efforts to cause any directors and/or officers of the Company who have been elected during the period between the date hereof and the date of the termination of this Agreement to resign as a director and/or officer of the Company, as applicable, to the extent necessary to give effect to the terms of Sections 5(f) and (g) of the Close Corporation Agreement.

                  3. The undersigned Shareholders, being the holders of all of the issued and outstanding shares of capital stock of the Company, hereby authorize, take, approve and consent to the actions expressed in the resolutions set forth on Exhibit A, attached hereto and made a part hereof, without a meeting, pursuant to the provisions of Section 1701.54 of the Ohio Revised Code.

                  IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered on the date set forth above.

                                             SAFE AUTO GROUP, INC.

                                             By: /s/ Ari Deshe
                                                 -----------------------------
                                             Name: Ari Deshe
                                             Title: Chief Executive Officer

/s/ Ari Deshe
----------------------------------           THE DARA LAUREN DESHE
Ari Deshe                                    1985 SUBCHAPTER TRUST

                                             By: /s/ Geraldine S. Hoffman
                                                 -----------------------------
/s/ Ann S. Deshe                             Name: Geraldine S. Hoffman
----------------------------------           Title: Trustee
Ann S. Deshe

                                             THE DANIEL MATTHEW DESHE
/s/ Jon P. Diamond                           1987 SUBCHAPTER S TRUST
----------------------------------
Jon P. Diamond

                                             By: /s/ Geraldine S. Hoffman
                                                 -----------------------------
                                             Name: Geraldine S. Hoffman
/s/ Susan S. Diamond                         Title: Trustee
----------------------------------
Susan S. Diamond

                                             THE JACOB DIAMOND

                                             1998 IRREVOCABLE TRUST
/s/ Jay L. Schottenstein
----------------------------------
Jay L. Schottenstein

                                             By: /s/ Jon P. Diamond
                                                 ------------------------
                                             Name: Jon P. Diamond
                                             Title: Trustee

/s/ Jeanie Schottenstein
----------------------------------
Jeanie Schottenstein

                                             THE JILLIAN DIAMOND
                                             2002 IRREVOCABLE TRUST
THE ELIE MICHAEL DESHE
1983 SUBCHAPTER S TRUST
                                             By: /s/ Jon P. Diamond
                                                 ------------------------
                                             Name: Jon P. Diamond

By: /s/ Geraldine S. Hoffman
    ------------------------------
Name: Geraldine S. Hoffman
Title: Trustee                               THE JOSHUA DIAMOND
                                             2002 IRREVOCABLE TRUST

THE DAVID SCOTT DESHE
1983 SUBCHAPTER S TRUST                      By: /s/ Jon P. Diamond
                                                 ------------------------
                                             Name: Jon P. Diamond
                                             Title: Trustee

By: /s/ Geraldine S. Hoffman
    ------------------------------
Name: Geraldine S. Hoffman
Title: Trustee

                                    EXHIBIT A


                  WHEREAS, the Shareholders also deem it to be in the best interests of the Company to remove each of the current directors in accordance with Section 14 of Article III of the Regulations and elect the following persons as the directors of the Company:

                           Ari Deshe
                           Jon P. Diamond
                           Charles A. Bryan
                           Peter A. Cohen
                           Oded Gur-Arie
                           Ralph A. Kaparos
                           James E. Schultz

                  NOW, THEREFORE, IT IS HEREBY

                  RESOLVED, that, in accordance with Section 14 of Article III of the Regulations, each of the current directors is hereby removed from office, and the following persons be, and each of them hereby is, elected as a director of the Company to serve until the next annual meeting of shareholders and until his successor is duly elected and qualified or until his earlier death, resignation or removal;

                           Ari Deshe
                           Jon P. Diamond
                           Charles A. Bryan
                           Peter A. Cohen
                           Oded Gur-Arie
                           Ralph A. Kaparos
                           James E. Schultz